Exhibit 99.1

Loan Agreement

THIS LOAN AGREEMENT (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the “Agreement”), is entered into as of January 16, 2018, by and among SPAR MARKETING FORCE, INC., a Nevada corporation (“SPAR Marketing”), SPAR ASSEMBLY & INSTALLATION, INC. (F/K/A NATIONAL ASSEMBLY SERVICES, INC.), a Nevada corporation (“SPAR Assembly”) (SPAR Marketing and SPAR Assembly are each, a “Domestic Borrower” and collectively, the “Domestic Borrowers”), SPAR CANADA COMPANY, an unlimited company organized under the laws of Nova Scotia (“SPAR Canada Company” or “Canadian Borrower”) (the Domestic Borrowers and the Canadian Borrower are each, a “Borrower” and collectively, the “Borrowers”), SPAR CANADA, INC., a Nevada corporation (“SPAR Canada”), SPAR GROUP, INC., a Delaware corporation (“SGRP”), SPAR ACQUISITION, INC., a Nevada corporation (“SPAR Acquisition”), SPAR GROUP INTERNATIONAL, INC., a Nevada corporation (“SPAR International”), SPAR TRADEMARKS, INC., a Nevada corporation (“SPAR Trademarks”) (SGRP, SPAR Canada, SPAR Acquisition, SPAR International and SPAR Trademarks are each, a “Domestic Guarantor” and collectively, the “Domestic Guarantors”) (any Canadian Subsidiary which joins this Agreement as a Guarantor from time to time and each of the Domestic Guarantors are each, a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors are each, a “Loan Party” and collectively, the “Loan Parties”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 755 West Big Beaver Road, Suite 2500, Troy, Michigan 48084.

The Borrowers and the Bank, with the intent to be legally bound, agree as follows:

1.     Loan. The Bank has made or may make one or more loans (“Loan”) to the Borrowers subject to the terms and conditions and in reliance upon the representations and warranties of the Borrowers set forth in this Agreement. Each Loan shall be used for business purposes (and not for personal, family or household use) and is or will be evidenced by a promissory note or notes of the Borrowers and all renewals, extensions, amendments and restatements thereof (whether one or more, as the same may be supplemented, modified, amended or restated from time to time in the manner provided therein, collectively, the “Note”) substantially in the same form as the Note delivered herewith with such changes as may be acceptable to the Bank and the Borrowers, which shall set forth the interest rate, repayment and other provisions of the respective Loan, the terms of which are incorporated into this Agreement by reference.

The Loans governed by this Agreement shall include the Loans specifically described below, if any, and any additional lines of credit or term loans that the Bank has made or may, in its sole discretion, make to the Borrowers in the future.

1.1. Line of Credit. One of the Loans governed by this Agreement is a committed revolving line of credit under which the Borrowers may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrowers from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed Nine Million and 00/100 Dollars ($9,000,000.00) (the “Line of Credit”). The “Expiration Date” shall have the meaning set forth in the note evidencing the Line of Credit. The Borrowers acknowledge and agree that in no event will the Bank be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the face amount of the Line of Credit. Advances under the Line of Credit will be used for working capital or other general business purposes of the Borrowers.

1.1.2. The availability of advances under the Line of Credit will be subject to a borrowing base formula and other provisions as set forth in a Borrowing Base Rider dated on or about the date hereof, between the Borrowers and the Bank, the terms of which are incorporated herein by reference.

1.1.3. The Borrowers may request that the Bank, in lieu of cash advances, issue letters of credit (each individually a “Letter of Credit” and collectively, the “Letters of Credit”) under the Line of Credit (including all banker’s acceptances issued up to 180 days under the terms of any trade Letter of Credit) with an aggregate stated amount outstanding at any time not to exceed $1,000,000.00; provided, however, that after giving effect to the stated amount of such Letter of Credit, the sum of the aggregate outstanding advances under the Line of Credit and the aggregate stated amount of all Letters of Credit issued and outstanding shall not exceed the amount of the Line of Credit. The availability of advances under the Line of Credit shall be reduced by the stated amount of each Letter of Credit issued and outstanding (whether or not drawn). For purposes of this Agreement, the “stated amount” of any Letter of Credit shall include any automatic increases in the amount available to be drawn under the terms of such Letter of Credit, whether or not any such increase has become effective, and any deemed increase in the amount available to be drawn under the terms of a trade Letter of Credit as a result of any tolerance set forth in such trade Letter of Credit.

Unless otherwise consented to by the Bank in writing, each Letter of Credit shall have an expiry date which is not later than twelve (12) months following the Expiration Date (the “Final LC Expiration Date”). Each payment by the Bank under a Letter of Credit shall constitute an advance of principal under such Line of Credit and shall be evidenced by the applicable note. The Letters of Credit shall be governed by the terms of this Agreement and by a reimbursement agreement, in form and content reasonably satisfactory to the Bank and the Borrowers, executed by the Borrowers in favor of the Bank (the “Reimbursement Agreement”). Each request for the issuance of a Letter of Credit must be accompanied by each Borrower’s execution of an application on the Bank’s standard forms (each, an “Application”), together with all supporting documentation. Each Letter of Credit will be issued in the Bank’s reasonable discretion and in a form reasonably acceptable to the Bank and the Borrowers. This Agreement is not a pre-advice for the issuance of a letter of credit and is not irrevocable.

The Borrowers shall pay the Bank’s standard issuance fee on the stated amount of each Letter of Credit upon issuance, together with such other customary fees and expenses therefor as shall be required by the Bank.

2.     Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (as the same may be supplemented, modified, amended or restated from time to time in the manner provided therein, each a “Security Document” and collectively, the “Security Documents”), which shall secure repayment of the Loan all other loans, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument; (ii) arising under any agreement, instrument or document; (iii) for the payment of money; (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee; (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement; (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner; or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrowers that all Obligations including those included in the Loan be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations, and a default under any Obligation shall be a default under all Obligations.

This Agreement, the Note, the Security Documents and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents” and each individually a “Loan Document.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the relevant Loan Document. Each of the other Loan Documents are being and will have been executed and delivered pursuant to and shall be governed by and construed in accordance with the provisions of this Agreement, the provisions of this Agreement are hereby incorporated into each other Loan Document by reference.

3.     Representations and Warranties. The Loan Parties, jointly and severally, make the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the “Addendum”):

3.1.     Existence, Power and Authority. Each Loan Party is duly organized, validly existing and in good standing under the laws of the state or province, as applicable, of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to so qualify or be licensed would not result in a Material Adverse Change. Each Loan Party is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and such Loan Party is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2.     Financial Statements. Each Loan Party has delivered or caused to be delivered to the Bank their most recent Financial Statements (as defined herein) (the “Historical Statements”). The Financial Statements are true, complete and accurate in all material respects and fairly present the Loan Parties’ financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Loan Parties’ operations for the period specified therein in each case in accordance with GAAP (as defined below) to the extent such items are required to be included thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect from time to time (“GAAP”) consistently applied from period to period, subject in the case of interim statements to normal year-end adjustments; provided however, that all accounting terms used in connection with any financial covenants herein (or any definitions used in connection with the financial covenants) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Closing Date, applied on a basis consistent with those used in preparing the Historical Statements. Notwithstanding the foregoing, if the Borrower notifies the Bank in writing that the Borrower wishes to amend any financial covenant set forth in this Agreement (or any related definition) to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants, then the Bank and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, the Borrower’s compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower, and the Borrower shall provide to the Bank, when it delivers its financial statements pursuant to Section 4.2 of this Agreement, such reconciliation statements as shall be reasonably requested by the Bank.  Notwithstanding the foregoing or anything in this Agreement to the contrary, whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the Closing Date (provided that if there is a change in GAAP after the Closing Date that effects the treatment of capital leases or operating leases, all financial statements delivered to the Bank in accordance with the terms of this Agreement after the date of such change in GAAP shall be accompanied by a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

As used herein, “Financial Statements” shall mean (i) with respect to an entity that is not a natural person, consolidated in the case of SGRP and all of its domestic and foreign consolidated subsidiaries (collectively. the “SPAR Group”), and combined in the case of each of the Loan Parties, and, if required by the Bank in its sole discretion, consolidating balance sheets statements of income and cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year, prepared in accordance with GAAP, consistently applied from period to period; and (ii) with respect to natural persons, means personal financial statement and US and Canadian federal income tax returns. The consolidated Financial Statements of and other required information respecting the SPAR Group are contained in SGRP's Annual, Quarterly and Current Reports and other required statements filed from time with the U.S. Securities and Exchange Commission (each a "SEC Report").

3.3.     No Material Adverse Change. Since the date of the most recent Financial Statements or SEC Reports applicable to the relevant period or circumstance, no Loan Party has suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a Material Adverse Change.

3.4.     Binding Obligations. Each Loan Party has full power and authority to enter into the transactions provided for in this Agreement and the other Loan Documents, as applicable, and has been duly authorized to do so by appropriate action of its respective Board of Directors or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by such Loan Party, will constitute the legal, valid and binding obligations of such Loan Party enforceable in accordance with their respective terms, in each case other than as may be limited by applicable insolvency, bankruptcy or similar law and general principles of equity.

3.5.     No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement or any default or violation by any Loan Party of or under any of the terms, conditions or obligations of: (i) such Loan Party’s articles or certificate of incorporation, articles or memorandum of association, regulations and bylaws or such Loan Party’s other organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound beyond any applicable grace period that would be reasonably likely to cause the same to be accelerated or terminated or would result in a Material Adverse Change; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation or Event of Default.

3.6.     Title to Assets. Each Loan Party has good and marketable title to the assets of such Loan Party reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for Permitted Liens.

3.7.     Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party, which could reasonably be expected to result in a Material Adverse Change and there is no basis known to any Loan Party for any action, suit, proceeding or investigation which could reasonably be expected to result in such a Material Adverse Change. All pending and threatened litigation against all Loan Parties which could reasonably be expected to result in such a Material Adverse Change is listed on the Addendum attached hereto.

3.8.     Tax Returns. Each Loan Party has filed all returns and reports that are required to be filed by such Loan Party in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

3.9.     Employee Benefit Plans. Each employee benefit plan as to which any Domestic Borrower or Domestic Guarantor may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan; (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would reasonably be likely to cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA; (iii) such Domestic Borrower or Domestic Guarantor has not withdrawn from any such plan or initiated steps to do so; and (iv) no steps have been taken to terminate any such plan.

3.10.     Environmental Matters. Each Loan Party is in compliance, in all material respects, with all Environmental Laws (as hereinafter defined), including, without limitation, applicable Environmental Laws in each jurisdiction in which such Loan Party owns or operates, or has owned or operated (to the extent such Loan Party has any ongoing obligation or liability with respect thereto), a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise (to the extent such Loan Party has any ongoing obligation or liability with respect thereto). Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of each Loan Party’s knowledge, threatened against any Loan Party, any real property in which any Loan Party holds or has held an interest or any past or present operation of such Loan Party (to the extent such Loan Party has any ongoing obligation or liability with respect thereto). No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of any Loan Party’s knowledge has occurred, on, under or to any real property in which any Loan Party holds or has held any interest or performs or has performed any of its operations (to the extent such Loan Party has any ongoing obligation or liability with respect thereto), in violation of any Environmental Law. As used in this Section, “litigation or proceeding” means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other Person, and “Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

3.11.     Intellectual Property. Each Loan Party owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of such Loan Party.

3.12.     Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.13.     Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of each Loan Party’s assets will exceed such Loan Party’s liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) each Loan Party will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) each Loan Party will not have unreasonably small capital for the business in which it is engaged.

3.14.     Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to any Loan Party which would cause a Material Adverse Change or, so far as any Loan Party can now foresee, could reasonably be expected to result in a Material Adverse Change and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

4.     Affirmative Covenants.  The Loan Parties jointly and severally agree that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrowers have been terminated, each Loan Party will:

4.1.     Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times during normal business hours and upon reasonable notice, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and each Loan Party will make available to the Bank for examination at all reasonable times during normal business hours and upon reasonable notice copies of any reports, statements and returns which such Loan Party may make to or file with any federal, state or local governmental department, bureau or agency.

4.2.     Financial Reporting. Deliver or cause to be delivered to the Bank (i) the Financial Statements, reports and certifications, if any, set forth on the Addendum and (ii) such other information about any Loan Parties’ financial condition, properties and operations as and when reasonably requested by the Bank, from time to time.

4.3.     Payment of Taxes and Other Charges. Pay and discharge when due or before they become delinquent, as the case may be, all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon such Loan Party, such Loan Party’s income, profits, property or business, except (i) those consisting of trade payables incurred in the ordinary course of business and not past due for more than 91 days after the date on which each such trade payable was created, or (ii) those which currently are being contested in good faith by appropriate proceedings and for which such Loan Party shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

4.4.     Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in commercially reasonable operating condition and repair (ordinary wear and tear excepted); and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto (ordinary wear and tear excepted).

4.5.     Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

4.6.     Compliance with Laws. Comply in all material respects with all laws applicable to such Loan Party and to the operation of their businesses (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.7.     Bank Accounts. Establish and maintain at the Bank within thirty (30) days after the date hereof each of the Domestic Borrowers’ and Domestic Guarantors’ primary depository accounts.

4.8.     Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

4.9.     Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Loan Party propose to take with respect thereto): (i) any Event of Default or any event, act or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default (a “Default”); (ii) any litigation filed by or against any Loan Party; (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which could reasonably be expected to result in a Material Adverse Change.

4.10.     Anti-Terrorism Laws; International Trade Law Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

5.     Negative Covenants.  The Loan Parties, jointly and severally, covenant and agree that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrowers have been terminated, except as set forth in the Addendum, each Loan Party will not, and will not permit its Subsidiaries to, without the Bank’s prior written consent:

5.1.     Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money other than:

(i)        the Loan and any subsequent indebtedness to the Bank;

(ii)       open account trade debt incurred in the ordinary course of business;

(iii)      intercompany advances (however characterized) owed to any other Loan Party;

(iv)     other existing or future indebtedness (including indebtedness at any one time outstanding in favor of one or more sellers of equipment to one or more Loan Parties which is secured by a purchase money security interest in the equipment sold) in an aggregate principal amount not to exceed $250,000.00 at any one time outstanding, and any refinancings thereof; provided that the amount of the refinancing indebtedness is not more than the outstanding principal amount of the refinanced indebtedness, the terms of the refinancing indebtedness are no more favorable to the lender than the terms of the refinanced indebtedness; and

(v)     such indebtedness which is subordinated on terms and pursuant to documents which are satisfactory to the Bank (the “Approved Subordinated Debt”).

5.2.     Liens and Encumbrances. Except as permitted in Section 3.6 or for any Permitted Lien, create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property subject to any conditional sales or other title retention agreement.

5.3.     Guarantees. Guarantee, endorse or become contingently liable for the obligations of any Person, except for any of the following: (a) related to the endorsement and deposit of checks for collection in the ordinary course of business; (b) any guaranty made or other credit support provided by any Loan Party of any lease, trade or other obligation of any other Loan Party not prohibited hereunder: and (c) any guaranty made or other credit support provided by any Loan Party which guaranty or other credit support is subordinated on terms and pursuant to documents which are satisfactory to the Bank.

5.4.     Loans or Advances. Purchase or hold beneficially any stock, other securities or evidence of indebtedness of, or make or have outstanding, any loans or advances to, or otherwise extend credit to, or make any investment or acquire any interest whatsoever in, any other Person, except for (a) loans, advances and investments disclosed on the such Loan Party’s Financial Statements that have been provided to the Bank on or before the date hereof, or that are otherwise acceptable to the Bank in its reasonable discretion, (b) stock or other securities issued by or equity interest in any direct or indirect subsidiary of SGRP permitted by Section 5.9 hereof, (c) intercompany loan or advances permitted pursuant to Section 5.1(iii), (d) those permitted by Section 5.10 hereof, or (e) Permitted Investments.

5.5.     Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any Person (other than a Permitted Merger), or sell, lease, transfer or otherwise dispose of all or a substantial part of its property, assets, operations or business, whether now owned or hereafter acquired, except for:

(a)	transactions involving the sale of inventory in the ordinary course of business;

(b)	any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

(c)	any sale, transfer or lease of assets by any wholly-owned Subsidiary of such Loan Party to another Loan Party;

(d)

any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased as permitted hereunder; provided such substitute assets are subject to the a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in favor of the Bank which is subject only to statutory Liens for taxes not yet due and payable;

(e)	any sale, lease, transfer or other disposition of any interest in any Excluded Subsidiary; or

(f)	any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (a) through (e) above, which is approved in writing by the Bank.

5.6.     Change in Business, Change of Control. (A) Make or permit, nor shall any Guarantor or grantor under the Security Documents make or permit, any change in (i) its form of organization; or (ii) the line of business as carried on as of the date hereof; (B) execute any contract, mortgage, lease or other agreement, if such change or execution could reasonably be expected to result in a Material Adverse Change; or (C) have a Change of Control.

“Change of Control” means,

(1)

with respect to SGRP, (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 100% of the capital stock of SGRP; or (B) a change in the composition of its current Chief Executive Officer or Chief Financial Officer without the written consent of the Bank (not to be unreasonably withheld); and

(2)

with respect to all other Loan Parties (other than SGRP), (A) a change in the composition of its current Chief Executive Officer or Chief Financial Officer without the written consent of the Bank (not to be unreasonably withheld); or (B) its equity ownership, except for the transfer between Loan Parties of the shares issued by any other Loan Party.

5.7.     Dividends. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, except (a) for the issuance of stock dividends, purchases of options to acquire SGRP shares granted under SGRP’s benefit plans or purchases of SGRP’s shares in accordance with SGRP’s 2017 Stock Repurchase Program; and (b) from a Loan Party to another Loan Party that owns an equity interest therein so long as such payment is made ratably in accordance with the equity interests of the same class and series therein.

5.8.     Acquisitions. Except as permitted under Section 5.10 hereof, make acquisitions of (A) all or substantially all of the property or assets of any Person or (B) all or substantially all of the ownership interests of another Person unless following requirements are met (in each case, a “Permitted Acquisition”):

(a)     if required by Section 5.9 hereof, such Person shall join this Agreement and the other Loan Documents pursuant to the joinder requirements herein on or before the date of such Permitted Acquisition;

(b)     the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(c)     the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be complementary to or substantially the same as one or more line or lines of business conducted by the Loan Parties;

(d)     no Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition; and

(e)     the Loan Parties shall demonstrate that they shall be in compliance with the financial covenants herein after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition) by delivering at least five (5) days prior to such Permitted Acquisition a certificate in form and substance reasonably satisfactory to the Bank.

5.9     Subsidiaries. Own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which is a Loan Party; (ii) any Excluded Subsidiary; and (iii) any Domestic Subsidiary or Canadian Subsidiary formed or acquired after the date hereof which joins this Agreement within 30 days’ of such formation or acquisition as a Guarantor by delivering to the Bank a Guaranty Agreement and joinder to the Loan Documents in form and substance reasonably satisfactory to Bank, together with certificates and other documents comparable to those delivered with respect to each Loan Party.

5.10     Affiliate Transactions; Permitted Non-Borrower Transfers. Enter into or be a party to any transaction with any Affiliate (defined as any business, Person, corporation, partnership or entity, whether organized or existing in the United States or elsewhere, affiliated by common ownership or interest, or familial lineage, and their successors and assigns) or make any payment to or transfer any property or assets to any Affiliate without the prior written consent of Bank, in each case excluding transactions:

(a) with any other Loan Party,

(b) in the ordinary course of business

(i)

with any and all natural persons in the form of agreements or arrangements employment, severance, engagement (as a director, officer or consultant), compensation or employee benefits pursuant to SGRP’s benefit plans (as may be amended from time to time), or

(ii)	consisting of or pursuant to any of the software and trademark license agreements between SPAR Trademarks and SPAR Marketing Force, as licensors, and the applicable Excluded Subsidiary as licensee,

(iii)

consisting of or pursuant to any of the joint venture, license and similar agreements between SPAR International, Inc., or other Loan Party and the applicable Excluded Subsidiary and/or its local investors,

(iv)	consisting of or pursuant to the SAS Agreement, or

(v)	consisting of or pursuant to the SBS Arrangement;

(c) consisting of or pursuant to any of the Resource Acquisition Documents; or

(d) loans, advances and investments disclosed to the Bank existing or made on or before the date hereof, or that are otherwise acceptable to the Bank in its reasonable discretion.

Notwithstanding the foregoing, SGRP or any Borrower may also make any loan, advance or other payment to, any acquisition of, or investment in, any Affiliate that has not joined this Agreement as a Loan Party (including any joint venture or similar arrangement), in each case occurring after the Closing Date (each a “Permitted Non-Borrower Transfer”) provided that

(a) the Loan Parties are in compliance with all of the financial and other covenants set forth on the Addendum before and after giving effect to such loan, advance, payment, acquisition or investment;

(b) the aggregate amount of all such loans, advances, payments, acquisitions or investments (after giving effect to any Transfer Repayments) do not exceed $2,000,000 at any time (the “Permitted Transfer Bucket”); and

(c) the Undrawn Availability after giving effect to such loan, advance, payment, acquisition or investment is at least $1,000,000.

It is understood and agreed that an Excluded Subsidiary or a recipient of any loan, advance, payment, acquisition or investment permitted in the paragraph above may from time to time repay the Loan Parties for sums received in connection with such loan, advance, payment, acquisition or investment or otherwise make payments, distributions or advances to a Loan Party (each a "Transfer Repayment"), which Transfer Repayment shall increase, on a dollar-for-dollar basis, the amount of the Permitted Transfer Bucket. Each Permitted Non-Borrower Transfer and each Transfer Repayment shall be set forth in a certificate to the Bank as required by Section 5.10 of the Addendum. Notwithstanding anything to the contrary herein, any loan made by a Loan Party to a Person that is not a Loan Party, including any joint venture or similar arrangement, (as permitted pursuant to this Section 5.10) shall be subordinated pursuant to a subordination agreement in form and substance satisfactory to the Bank.

5.11     Material Contracts. Amend the Loan Parties’ employee benefits plans, SGRP’s 2017 Stock Repurchase Program, the SAS Agreement, the SBS Agreement, the Resource Acquisition Documents, in each case, in a manner that would be materially adverse to the Bank without the prior written consent of the Bank which consent shall not be unreasonably withheld, conditioned or delayed.

6.     Events of Default.  The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1.     Covenant Default. (A) The Borrower shall fail to pay (1) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) on the date on which such principal becomes due in accordance with the terms hereof or thereof; or (2) or any interest on any Loan or any other amount owing hereunder or under the other Loan Documents on the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof and such failure shall continue unremedied for a period of three (3) business days thereafter; (B) Any Loan Party shall default in the performance of any of the covenants or agreements contained in Article 5 [Negative Covenants] of this Agreement or Section 4.1 [Books and Records], Section 4.10 [Anti-Terrorism Laws; Etc.] or Section 4.2 [Financial Reporting]; (C) Any Loan Party shall default in the performance of any of any other covenant, condition or provision hereof and such default shall continue unremedied for a period of thirty (30) business days.

6.2.     Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by any Loan Party to the Bank in connection with this Agreement shall be false, incorrect or incomplete in any material respect as of the time it was made or furnished.

6.3.     Other Default. The occurrence of (i) an Event of Default as defined in the Note, any of the other Loan Documents or any other agreement between any Loan Party and PNC Bank, National Association or any of its subsidiaries or affiliates, and (ii) a default or event of default under or as defined in any other instrument or document between any Loan Party and PNC Bank, National Association or any of its subsidiaries or affiliates which continues beyond any applicable grace, notice or cure period therein provided or if none is provided, beyond thirty (30) days thereafter.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the other Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7.     Conditions. The Bank’s obligation to make any advance under any Loan, or to issue any letter of credit, is subject to the conditions that as of the date of the advance:

7.1.     No Event of Default. No Event of Default or Default shall have occurred and be continuing.

7.2.     Authorization Documents. The Bank shall have received certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the other Loan Documents; or other proof of authorization reasonably satisfactory to the Bank.

7.3.     Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel in form and substance reasonably satisfactory to the Bank for any party executing any of the Loan Documents.

7.4.     Fees. The Bank shall have received all fees owing in respect of the Loan.

8.     Fees; Expenses. The Borrowers agree to reimburse the Bank, upon the execution of this Agreement, and otherwise on demand, all fees due and payable to the Bank hereunder and under the other Loan Documents and all costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications or amendments thereto or renewals thereof, and the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including (i) reasonable fees and expenses of counsel (which may include costs of in-house counsel); (ii) all costs related to conducting UCC, title and other public record searches; (iii) fees for filing and recording documents in the public records to perfect the Bank’s liens and security interests; (iv) expenses for auditors, appraisers and environmental consultants; and (v) taxes. The Borrowers hereby authorize and direct the Bank to charge Borrowers’ deposit account(s) with the Bank for any and all of the foregoing fees, costs and expenses.

9.     Increased Costs. On written demand, together with written evidence of the justification therefor, the Borrowers agree to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Loan. “Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.     Miscellaneous.

10.1.     Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time (followed by a copy of such Notice delivered by first-class mail or overnight courier). Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2.     Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

10.3.     Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4.     Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrowers from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Agreement or any of the other Loan Documents for the purposes of completing blanks, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrowers (which notice may be given by electronic mail). No notice to or demand on the Borrowers will entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

10.5.     Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.6.     Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

10.7.     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrowers and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that no Borrower may assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Agreement in whole or in part.

10.8.     Interpretation. In this Agreement, unless the Bank and the Borrowers otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such Persons will be joint and several.

10.9.     No Consequential Damages, Etc. The Bank will not be responsible for any damages, consequential, incidental, special, punitive or otherwise, that may be incurred or alleged by any Person, including any Borrower and any Guarantor, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10.     Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Loan. Each Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Bank’s interest in the Loan.

10.11.     USA PATRIOT Act Notice. The Bank hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, the Bank is required to obtain, verify and record information that identifies the Loan Parties and any Obligors (as defined in the Note), which information includes the name and address of the Loan Parties and any Obligors and other information that will allow the Bank to identify the Loan Parties and any Obligors in accordance with the USA PATRIOT Act.

10.12.     Canadian Anti-Money Laundering Legislation. Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c.17 and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" laws (collectively, including any guidelines or orders thereunder, "AML Legislation"), the Bank may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Bank or any of its respective prospective assignees or participants, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

If the Bank has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Bank shall be deemed to have done so as an agent for itself and this Agreement shall constitute a "written agreement" in such regard within the meaning of the applicable AML Legislation.

10.13.     Important Information about Phone Calls. By providing telephone number(s) to the Bank, now or at any later time, each Borrower hereby authorizes the Bank and its affiliates and designees to contact such Borrower regarding the Borrower’s account(s) with the Bank or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which such Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Each Borrower hereby consents that any phone call with the Bank may be monitored or recorded by the Bank.

10.14.     Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Bank and the Loan Parties will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each of the Loan Parties and the Bank agrees (i) to hold the Confidential Information of the other in confidence; and (ii) not to disclose or permit any other Person access to the Confidential Information of the other party, except for disclosure or access to (a) a party’s affiliates and its or their employees, officers, directors, agents, representatives, (b) other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, or (c) to its external or internal auditors or regulatory authorities. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (w) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed, (x) is released by the originating party to anyone without restriction, (y) is rightly obtained from third parties who are not, to such receiving party's knowledge, under an obligation of confidentiality, or (z) is required to be disclosed by subpoena or similar process of applicable law or regulations. The Bank acknowledges and agrees that the Bank and Loan Documents and transactions thereunder will be described in the SEC Reports and copies of the material Loan Documents will be filed with the SEC Reports.

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each of the Borrowers and the Bank agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section 10.13.

Each of the Borrowers and the Bank agrees not to use the other's name or logo in any marketing, advertising or related materials, without the prior written consent of the other party.

10.15.     Sharing Information with Affiliates of the Bank. Each Borrower acknowledges that from time to time other financial and banking services may be offered or provided to such Borrower or one or more of its Subsidiaries and/or affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more Subsidiaries or affiliates of the Bank or of The PNC Financial Services Group, Inc., and such Borrower hereby authorizes the Bank to share any information delivered to the Bank by such Borrower and/or its Subsidiaries and/or affiliates pursuant to this Agreement or any of the Loan Documents to any Subsidiary or affiliate of the Bank and/or The PNC Financial Services Group, Inc., subject to any provisions of confidentiality in this Agreement or any other Loan Documents.

10.16.     Electronic Signatures and Records. Notwithstanding any other provision herein, each Borrower agrees that this Agreement, the other Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record; provided that a copy of all Notices set forth in Section 10.1 shall be also be delivered by first-class mail or overnight courier. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

10.17.     Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Agreement will be interpreted and the rights and liabilities of the Bank and the Borrowers determined in accordance with the laws of the state where the Bank’s office indicated above is located, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state where the Bank’s office indicated above is located (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). Each Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against such Borrower individually, against any security or against any property of such Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the each Borrower agree that the venue provided above is the most convenient forum for both the Bank and such Borrower. Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

10.18     Joinder. In the event (a) any Subsidiary (other than an Excluded Subsidiary) designated by the Loan Parties as an Immaterial Subsidiary ceases to qualify as an Immaterial Subsidiary, or (B) any JV Holding Company, on an unconsolidated basis, owns net assets (excluding its equity interests in one or more JV Subsidiaries) in excess of $250,000, then in either case such Subsidiary shall promptly join this Agreement as a Guarantor by delivering to the Bank a Guaranty Agreement and joinder to the Loan Documents in form and substance satisfactory to Bank, together with certificates and other documents comparable to those delivered with respect to each Loan Party.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

10.18.     WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH LOAN PARTY AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Each Loan Party acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO LOAN AGREEMENT]

WITNESS the due execution hereof as a document under seal, as of the date first written above.

BORROWERS:

WITNESS / ATTEST:	SPAR MARKETING FORCE, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:	SPAR ASSEMBLY & INSTALLATION, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:	SPAR CANADA COMPANY

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

[SIGNATURE PAGE TO LOAN AGREEMENT]

GUARANTORS:

WITNESS / ATTEST:	SPAR CANADA, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:	SPAR GROUP, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:	SPAR ACQUISITION, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

WITNESS / ATTEST:	SPAR GROUP INTERNATIONAL, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

[SIGNATURE PAGE TO LOAN AGREEMENT]

GUARANTORS (Continued)

WITNESS / ATTEST:	SPAR TRADEMARKS, INC.

_____________________________________	By:__________________________________
(SEAL)
Print Name:___________________________	Print Name: James R. Segreto
Title:________________________________	Title: Chief Financial Officer, Secretary and Treasurer
(Include title only if an officer of entity signing to the right)

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:_________________________________
(SEAL)
Print Name: Scott Neiderheide
Title: Vice President

ADDENDUM TO LOAN AGREEMENT

ADDENDUM to that certain Loan Agreement dated January 16, 2018 by and among SPAR MARKETING FORCE, INC., a Nevada corporation (“SPAR Marketing”), SPAR ASSEMBLY & INSTALLATION, INC. (F/K/A NATIONAL ASSEMBLY SERVICES, INC.), a Nevada corporation (“SPAR Assembly”) (SPAR Marketing and SPAR Assembly are each, a “Domestic Borrower” and collectively, the “Domestic Borrowers”), SPAR CANADA COMPANY, an unlimited company organized under the laws of Nova Scotia (“SPAR Canada Company” or “Canadian Borrower”) (the Domestic Borrowers and the Canadian Borrower are each, a “Borrower” and collectively, the “Borrowers”), SPAR CANADA, INC., a Nevada corporation (“SPAR Canada”), SPAR GROUP, INC., a Delaware corporation (“SGRP”), SPAR ACQUISITION, INC., a Nevada corporation (“SPAR Acquisition”), SPAR GROUP INTERNATIONAL, INC., a Nevada corporation (“SPAR International”), SPAR TRADEMARKS, INC., a Nevada corporation (“SPAR Trademarks”) (SGRP, SPAR Canada, SPAR Acquisition, SPAR International and SPAR Trademarks are each, a “Domestic Guarantor” and collectively, the “Domestic Guarantors”) (any Canadian Subsidiary which joins the Loan Agreement as a Guarantor from time to time and each of the Domestic Guarantors are each, a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors are each, a “Loan Party” and collectively, the “Loan Parties”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”). Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers referred to herein refer to the sections of the Agreement.

[The following exceptions apply to all of the representations and warranties set forth in Section 3 of the Agreement:

[See Attached Disclosure Schedule]

[In addition to the foregoing, the following exceptions apply to the applicable section of Section 3 of the Agreement identified:

[See Attached Disclosure Schedule]

CONTINUATION OF ADDENDUM

4.2     Financial Reporting Requirements.

1.     Financial Reporting.

(a)     Unaudited Interim Financial Statements of Loan Parties. Within sixty (60) days after the end of each of the first three fiscal quarters of the Loan Parties, internally prepared Financial Statements of the each of the Loan Parties (including SGRP), in reasonable detail, certified by an authorized officer of such Loan Party, and prepared in accordance with GAAP, consistently applied from period to period. Such Financial Statements will be prepared on a combined and consolidating basis in accordance with GAAP, consistently applied from period to period.

(b)     Annual Audited Financial Statements of SPAR Group. Within one hundred thirty-five (135) days after the end of each fiscal year, the annual audited Financial Statements of the SPAR Group. Such Financial Statements will be prepared on a consolidated and consolidating basis in accordance with GAAP by an independent certified public accountant selected by the SPAR Group and satisfactory to the Bank. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and all accountant examinations shall have been made in accordance with GAAP consistently applied from period to period.

(c)     Annual Financial Statements of Subsidiary Loan Parties. Within one hundred thirty-five (135) days after the end of each fiscal year, the internally prepared annual Financial Statements of each of the Loan Parties (other than SGRP), in reasonable detail, certified by an authorized officer of such Loan Party, and prepared in accordance with GAAP, consistently applied from period to period. Such Financial Statements will be prepared on a combined and consolidating basis in accordance with GAAP, consistently applied from period to period.

(d)     Accounts Receivable and Accounts Payable Agings. Within twenty (20) days following the end of each month, the detailed schedule of accounts receivable and accounts payable aging analysis of the Borrowers.

(e)     Projections. Within thirty (30) days after the commencement of each fiscal year, the annual budget and any forecasts or projections for such year and fiscal year actual performance to budget report for each of the Loan Parties, in form and substance satisfactory to the Bank.

2.     Compliance Certificate. Together with each of the Financial Statements required in Sections 1(a), (b) and (c) above, a certificate, certifying the Loan Parties’ compliance with all applicable financial covenants (containing detailed calculations of such financial covenants) for the period then ended, whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrowers propose to take with respect to such Event of Default. Such certificate shall be duly executed for and as a representative of SGRP by, the Chief Financial Officer, another responsible senior financial officer or an authorized officer of each of the Borrowers.

5.10     Non-Borrower Permitted Transfers. Within sixty (60) days after the end of each fiscal quarter of the Loan Parties, a report, in form, substance and detail satisfactory to the Bank, reflecting each Permitted Non-Borrower Transfer and each Transfer Repayment made during such fiscal quarter, in each case, reflecting compliance with the terms and conditions set forth in Section 5.10 hereof.

CONTINUATION OF ADDENDUM

4.8     Financial Covenants.

(1)

The SPAR Group will maintain at all times a minimum Tangible Net Worth equal to $13,400,000.00, to be increased on the last day of each fiscal year thereafter, commencing on December 31, 2017, by an amount equal to fifty (50) percent of SPAR Group’s Net Income (if a positive number) for, in each case, the fiscal year then ending.

(2)	The Loan Parties will not make capital expenditures in excess of $2,000,000 in the aggregate in any one fiscal year of the Loan Parties.

All of the above financial covenants shall be computed and determined in accordance with GAAP applied on a consistent basis (subject to normal year-end adjustments).

CONTINUATION OF ADDENDUM

Certain Definitions.

As used in this Agreement and in the other Loan Documents:

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Canadian Subsidiary” means any direct or indirect Subsidiary of the Canadian Borrower.

“Closing Date” means January 16, 2018.

“Covered Entity” shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Domestic Subsidiary” means any direct or indirect Subsidiary of SGRP that is organized under the laws of any state of the United States or the District of Columbia.

“Excluded Subsidiary” means (a) any Foreign Excluded Subsidiary; (b) any Foreign Holding Company; (c) any Immaterial Subsidiary so long as such Subsidiary continues to qualify as an Immaterial Subsidiary subject to Section 10.18 hereof, (d) any NMS Company, (e) any JV Subsidiary, (f) upon completion (if ever) of the Resource Acquisitions described in the Addendum, any Resource Subsidiary and (g) any JV Holding Company subject to Section 10.18 hereof.

“Foreign Holding Company” means any direct or indirect Subsidiary of SGRP all or substantially all of the assets of which are comprised of equity interests in one or more Foreign Excluded Subsidiaries.

“Foreign Excluded Subsidiary” means any Subsidiary of a Loan Party that is not a Domestic Subsidiary or a Canadian Subsidiary.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that, on an unconsolidated basis, does not have net assets in excess of $250,000.

“JV Holding Company” means any Subsidiary of the Loan Parties whose assets consist primarily of equity interests in one or more JV Subsidiaries which has not joined this Agreement and the other Loan Documents as a Guarantor, in each case subject to Section 5.10 hereof.

“JV Subsidiary” means any joint venture (whether formed as limited liability company, corporation, partnership or otherwise) funded as permitted by this Agreement which has not joined this Agreement and the other Loan Documents as a Guarantor, in each case subject to Section 5.10 hereof.

“Material Adverse Change” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the obligations hereunder, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

“NMS Company” means either or both of NMS Holdings, Inc., a Nevada corporation, and National Merchandising Services, LLC, a Nevada limited liability company.

“Permitted Investment” means any of the following:

(a) certificates of deposit, commercial paper or other market rate instruments with final maturities of one year or less issued by (i) the Bank, or (ii) any commercial bank that is organized under the laws of the United States whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc. (“Standard & Poor’s”) on the date of acquisition;

(b) commercial paper or other debt securities with final maturities of 180 days or less from the date of acquisition and a rating from Standard & Poor’s, or Moody's Investors Services, Inc., of not less than "A-1" or "P-1", respectively;

(c) securities or other obligations with final maturities of one year or less from the date of acquisition issued or unconditionally guarantied by the government of the United States of America or any agency or instrumentality thereof (but only to the extent backed by the full faith and credit of the United States of America);

(d) preferred stock with a Standard & Poor's Corporation rating of "A" or greater; and

(e) investments in money market funds having net assets in excess of $1,000,000,000 that invest, and that are restricted by their respective charters to invest, principally in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) of this definition.

“Permitted Lien” for a referenced Person as of a particular date means any of the following:

(a) statutory liens incurred in the ordinary course of the referenced Person’s business (i) for taxes, assessments or other governmental charges, levies or claims which are not yet due and payable, (ii) of mechanics, carriers, warehouses, suppliers and laborers, securing obligations that are not yet due and payable, (iii) respecting worker's compensation, unemployment insurance, statutory obligations or social security legislation securing obligations that are not yet due and payable, or (iv) required by law as a condition precedent to the transaction of the referenced Person's business or the exercise of any of the privileges or licenses by the referenced Person subject to such lien, in each case so long as no applicable Loan Instrument, underlying agreement or applicable law requires the underlying obligations to have been paid or satisfied on or before such date and any required reserve has been established;

(b) judicial liens incurred in respect of judgments and awards which are (1) discharged within 30 days from the making thereof or (2) are being contested in good faith by appropriate and lawful proceedings diligently and in either case, such liens do not affect the Collateral or, in the aggregate, materially impair the ability of the Loan Party to performs its obligations hereunder or under the Loan Documents;

(c) in the case of real estate other than Collateral, easements, rights-of-way, restrictions, covenants and other agreements of record and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the referenced Person;

(d) in the case of personal assets and properties, any good-faith deposits made or other security interests incurred in the ordinary course of the referenced Person's business to secure the performance of its tenders, bids, leases (other than capitalized leases), contracts (other than for indebtedness for money borrowed or guaranties or other credit support for money borrowed) and similar obligations arising as a result of progress payments under government contracts, and in any case, which are not in excess of the aggregate amount due thereunder;

(e) the security interests or liens (including leases treated as security interests or liens) encumbering Equipment purchased or property leased by the referenced Person with financings permitted by this Agreement so long as they respectively secure only the corresponding purchase money indebtedness or capitalized lease obligations and so long as such liens or security interests are limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease;

(f) the security interests or liens granted from time to time to the Bank; and

(g) security interests, liens or encumbrances existing on the Closing Date that are disclosed in the Addendum; provided that the principal amount secured thereby is not hereafter increased and no additional assets become subject to such security interest, lien or encumbrance.

“Permitted Merger” means any merger or consolidation of (i) any Guarantor with or into another Loan Party in which the surviving entity is a Loan Party, (ii) any Borrower with or into another Borrower in which the surviving entity is a Borrower or (iii) any Subsidiary that is not a Loan Party with or into a Loan Party in which surviving entity is Loan Party.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Resource Acquisition Documents” shall mean that certain Stock Purchase Agreement, dated October 13, 2017, by and between SPAR Marketing and Joseph L. Paulk, a Florida resident, and all other documents, agreements and instruments executed in connection therewith, as any of them may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement or the other Loan Documents, each to be in form and substance reasonably satisfactory to the Bank.

“Resource Subsidiary” means Resource Plus of North Florida, Inc., a Florida corporation.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SAS Agreement” shall have the meaning set forth in the most recent SEC Reports applicable to the relevant period or circumstance.

“SBS Arrangement” shall have the meaning set forth in the most recent SEC Reports applicable to the relevant period or circumstance.

“Subsidiary” means, of any Person, at any time means any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

“Tangible Net Worth” means stockholders’ equity in the Spar Group less non-controlling equity interests less all items properly classified as intangibles.

“Undrawn Availability” means, as of any date of determination, an amount equal to $9,000,000 (the Bank’s commitment amount for the Line of Credit), minus (b) the sum of (i) all outstanding Loans hereunder (including all outstanding Letter of Credit obligations hereunder) plus (iii) fees and expenses then due from the Loan Parties hereunder which have not been paid.